Exhibit 99-2
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         Certificate Pursuant to Section 1350 of Chapter 63 of Title 18
                               United States Code
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         The undersigned officer hereby certifies, as to the Amended Quarterly
Report on Form 10-Q/A of Exelon Corporation for the quarterly period ended March 31, 2002, that (i) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of Exelon Corporation.



Date:  October 30, 2002                     /s/ John W. Rowe
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                                            John W. Rowe
                                            Chairman of the Board and
                                            Chief Executive Officer
                                            Exelon Corporation